Exhibit 99.1

Investor Presentation

 Statements made in this presentation that are not historical facts, including statements about Revlon, Inc.’s (“Revlon” and together with its wholly owned operating subsidiary, Revlon Consumer Products Corporation (“Products Corporation” or “RCPC”) being sometimes referred to as the “Company”) and Elizabeth Arden, Inc.’s (“Elizabeth Arden”) plans, projected financial results and liquidity, expected synergies, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this presentation can be identified by the use of forward-looking terms such as "believes," "expects," “projects," “forecasts,” “may,” "will," "estimates," "should," “would,” "anticipates," "plans" or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for Revlon’s and Elizabeth Arden’s ongoing obligations under the U.S. federal securities laws, neither Revlon nor Elizabeth Arden undertakes any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this presentation. You should not rely on forward-looking statements as predictions of future events. Revlon is providing the financial guidance in this presentation to provide investors with certain useful information to assist them with evaluating the acquisition. This information should not be considered in isolation or as a substitute for Revlon’s and Elizabeth Arden’s respective as reported financial results prepared in accordance with US GAAP. This forward-looking information should be read in conjunction with Revlon’s and Elizabeth Arden’s respective financial statements and related footnotes filed with the SEC. Neither Revlon nor Elizabeth Arden expect to continue to provide financial guidance other than in connection with the pending acquisition and disclaim any obligation to update such information, as noted above. The forward-looking statements in this presentation include, without limitation, Revlon’s or Elizabeth Arden’s beliefs, expectations, guidance, focus and/or plans regarding future events, including, without limitation the following: (i) Revlon’s and Elizabeth Arden’s plans to consummate the acquisition, as well as the terms and conditions of the acquisition, and as to the timing thereof; (ii) the expected strategic and financial benefits of the acquisition, including, without limitation, the anticipated synergies and cost reductions; and (iii) the Company’s guidance for 2016, including that for 2016, on a standalone constant currency basis, without taking into account the pending acquisition, Revlon expects to generate net sales between $2.0 billion and $2.1 billion, implying a high single-digit growth rate, and between $400 million and $420 million in Adjusted EBITDA; and that for the twelve months ending December 31, 2016, the combined company would be expected to have annualized net sales of approximately $3 billion and, assuming full realization of approximately $140 million of expected multi-year synergies and cost reductions, Adjusted EBITDA of approximately $560 million; and that by the end of 2016 combined company Net Debt/Adjusted EBITDA is expected to be 4.2x. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items Revlon’s or Elizabeth Arden’s filings with the SEC, including Revlon’s and Elizabeth Arden’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2015 and 2016 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com or on Elizabeth Arden’s website at http://corporate.elizabetharden.com, as applicable). 2 CONFIDENTIAL INFORMATION – PROPERTY OF REVLON Non-Reliance; Forward-looking Statements

 Other important factors could also cause Revlon’s and/or Elizabeth Arden’s actual results to differ materially from those indicated by expected results, including, without limitation, risks and uncertainties relating to: (i) the acquisition not being timely completed, if completed at all; (ii) Revlon’s or the Elizabeth Arden’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; (iii) the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the acquisition will not be realized or will not be realized within the expected time period; and/or (iv) difficulties with, delays in or the inability to achieve the Company’s net sales and Adjusted EBITDA guidance for 2016, such as due to, among other things, unanticipated circumstances, trends or events affecting the Company's financial performance, including decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty-related products; lower than expected acceptance of the Company’s new products; adverse changes in foreign currency exchange rates; decreased sales of the Company's products as a result of increased competitive activities by the Company's competitors; and/or decreased performance by third party suppliers. Factors other than those referred to above could also cause Revlon’s or Elizabeth Arden’s results to differ materially from expected results. While the information included herein is believed to be reliable, Revlon and Elizabeth Arden do not make any representations or warranties, expressed or implied, as to the accuracy or completeness of such information contained herein or made available, orally or in writing, in connection with the transaction, and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or to the future. This presentation does not purport to contain all of the information that may be required to evaluate the transaction and any recipient hereof should conduct its own independent analysis of the transaction and the data contained or referred to herein. Except as expressly set forth herein, information regarding Elizabeth Arden has been supplied by Elizabeth Arden and its representatives and has not been prepared or confirmed by Revlon or its management. Additionally, the business and financial information and materials and any other statement or disclosure on, or made available through, the Company’s website, Elizabeth Arden’s website or other websites referred to herein shall not be incorporated by reference herein unless specifically identified as such. 3 Non-Reliance; Forward-looking Statements (cont’d)

 4  Transaction Overview  Investment Highlights  Revlon Business Update  Elizabeth Arden Opportunity  Synergy and Cost Reduction Overview Agenda

 Transaction Overview

 6  On June 16, 2016, Revlon and Elizabeth Arden announced a definitive agreement under which Revlon will acquire all of the outstanding shares of Elizabeth Arden for $14.00 per share in cash, representing an enterprise value for Elizabeth Arden of approximately $870 million − Elizabeth Arden is a global prestige beauty products company with an extensive portfolio of fragrance, skin care and cosmetic brands, including the iconic Elizabeth Arden brand − The acquisition is expected to strengthen and expand Revlon’s brand portfolio across more diversified channels and enhance scale in key geographies, particularly Asia  For the LTM 3/31/2016 period, Revlon generated Net Sales and Adjusted EBITDA of $1,915 million and $371 million, respectively − Pro forma for the transaction, the combined business will have LTM 3/31/2016 Net Sales and Adjusted EBITDA of $2,878 million and $517 million (1), respectively − For the 12 months ending December 31, 2016, the combined business would be expected to have annualized Net Sales and Adjusted EBITDA of approximately $3 billion and approximately $560 million (1)(2), respectively  The transaction is expected to close by the end of 2016 Note: Adjusted EBITDA is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the Appendix. EBITDA is defined differently under RCPC’s existing credit agreement and under RCPC’s existing indenture. (1) Includes approximately $140 million of expected multi-year synergies and cost reductions. See “Basis of Presentation” for more information. (2) See 8-K filed on June 17, 2016 for additional information. Executive Summary

 Juan R. Figuereo Revlon EVP & Chief Financial Officer Previous Experience:  NII Holdings: Chief Financial Officer & EVP  Newell Rubbermaid: Chief Financial Officer & EVP  Cott Corporation: Chief Financial Officer & EVP  Walmart: Vice President, M&A  PepsiCo/Frito Lay – Vice President and Managing Director in various roles Fabian T. Garcia Revlon President & Chief Executive Officer Previous Experience:  Colgate-Palmolive: Chief Operating Officer  Procter & Gamble: 16 years in various positions  Chanel: President of Asia Pacific Management Presenters 7 Gianni Pieraccioni Revlon EVP & Chief Operating Officer Previous Experience:  Revlon: Global President of Consumer Division  Alitalia: Chief Commercial Officer & EVP  3 Italian luxury companies (Sector, Binda and Averna): WW Managing Director  Procter & Gamble, PepsiCo and Johnson & Johnson: 22 years in various positions Xavier Garijo Revlon EVP & Operations & Chief Supply Chain Officer Previous Experience:  Reckitt Benckiser: Vice President, North America Supply and Household  Unilever: Direct of Supply Chain for Hair & AP / Deo (10 years in various positions) Siobhan Anderson Revlon SVP & Chief Accounting Officer, Corporate Controller and Treasurer Previous Experience:  Revlon: Vice President, Financial Reporting and Analysis and prior as Director of External Reporting  NASDAQ OMX: Director of External Reporting

 Strong Management Team with Relevant Experience 8 Fabian Garcia (CEO) Sales Turnaround Cost Reductions Acquisition Integration Juan Figuereo (CFO) Gianni Pieraccioni (COO) Xavier Garijo (CSO) Siobhan Anderson (CAO / Treasurer)  Increase of organic sales for Hill’s Pet Nutrition Business at an average of 4.6% (2013-2015)  2012 Cost Restructure (approximately $365- $435mm annual savings)  Cost reduction while as CFO of Newell Rubbermaid (Dec. 2009-Sept. 2012)  Operating margin improved by 540bps while at Cott (Q2 2007-Q3 2009)  2012 Sanex acquisition in Europe ($940mm purchase price, $260mm sales)  Integration of Colomer Group ($35mm of annualized synergies and cost reductions achieved)  Integration of Binda’s acquisition of Geneva Watch in 2007 ($192mm revenue)  Integration of Colomer Group ($35mm of annualized synergies and cost reductions achieved)  Integration of Colomer Group ($35mm of annualized synergies and cost reductions achieved)  Participated in NASDAQ OMX merger  Launch of new products and mega plant as MD of Frito-Lay Dominican Republic  COGS, distribution and other indirect purchasing savings (2013-2015)  Acquisitions in China, Brazil, Central America as VP of M&A (2003-2007)

 Investment Highlights

 10 Investment Highlights 1 2 3 4 5 Large, Strong, Diversified Beauty Competitor Iconic Brand Portfolio and Expanded Scale Across Categories and Channels Integration and Execution Track Record: The Colomer Group Strong Cash Flow Generation and Demonstrated Ability to De-Lever Post-Acquisition Strong Management Team with Relevant Experience Strong Momentum in Revlon Business, Continued Stability in Core Elizabeth Arden Brands and Highly Achievable Synergies and Cost Reductions to Support Deleveraging

 Combined 11 Large, Strong, Diversified Beauty Competitor Source: Management and company filings. Note: North America includes US, Canada and Puerto Rico. Color cosmetics excludes fragrance. Beauty care includes: AP / Deo., beauty tools and other brands. Elizabeth Arden net sales represent Adjusted net sales. See reconciliation in Appendix for additional detail. Charts may not sum to 100% due to rounding. Geographic Mix (% of LTM 3/31/16 Net Sales) Category Mix (% of LTM 3/31/16 Net Sales) 1 Color Cosmetics 43% Nail 9% Haircare 28% Beauty Care 15% Fragrance 4% Skin Care 1% Licensed Fragrances 60% EA Fragrances 16% EA Skin Care 19% EA Color Cosmetics 5% Color Cosmetics 31% Fragrance 28% Haircare 18% Beauty Care 10% Skin Care 7% Nail 6% North America 59% EMEA 25% Asia Pacific 10% Latin America 7% North America 60% EMEA 21% Asia Pacific 16% Latin America 3% North America 59% EMEA 23% Asia Pacific 12% Latin America 5% LTM 3/31/16 Net Sales: $1,915mm LTM 3/31/16 Net Sales: $963mm Pro Forma LTM Net Sales: $2,878mm

 12 Revlon Elizabeth Arden Pro Forma LTM 3/31/16 Net Sales: $1,915mm LTM 3/31/16 Adjusted Net Sales: $963mm  Enhanced Scale  Enhanced Category Mix  Enhanced Channel Penetration  Expanded Geographic Footprint Pro Forma LTM Net Sales: $2,878mm Source: Company filings. (1) Elizabeth Arden has announced the acquisition of the Christina Aguilera licensed fragrance, which is expected to close by the end of CY Q3 2016. (2) Beauty Care & Fragrance includes beauty tools, men’s grooming, anti-perspirants and other. 2 Iconic Brand Portfolio and Expanded Scale Across Categories and Channels Key Brands (% of Net Sales) Beauty Care & Fragrance (20%) (2) Color Cosmetics and Nail (52%) Hair Care (28%) Elizabeth Arden (40%) Non-Elizabeth Arden Fragrances (60%)  Sells products in over 130 countries  Channels include: − Mass − Specialty retailers − Salons − E-commerce − Others  Currently little presence in prestige outlets and duty-free / travel retail locations  Sells products in over 120 countries  Channels include: − Mass − Prestige − Travel retail − Specialty retailers − E-commerce − Department stores − Spas − Others  Expands and strengthens portfolio across more diversified channels: − Mass − Prestige − Travel retail − Specialty retailers − E-commerce − Department stores − Salons − Spas − Others (1)

 Asia Pacific 37% Europe 26% North America 17% Latin America 14% Other 7% Source: Euromonitor. Note: Charts may not sum to 100% due to rounding. (1) Beauty industry size represents total retail sales by brand as defined by the following Euromonitor categories: Mass Skin Care, Mass Hair, Salon Hair, Mass Color Cosmetics (including Mass Nail), Mass Deodorant, Facial Skin Care and Fragrance. Data based on 2015 US$ fixed exchange rate. (2) Includes Middle East, Africa and Australasia. Global Beauty Industry (1) Global Beauty Industry by Region 13 % of 2015 Retail Sales 15% 31% ($ in billions) (2) 2 The Beauty Industry is Large and Has Consistently Grown Over Time 2010 – 2015 CAGR Asia Pacific 6.9% Europe 1.9% North America 2.6% Latin America 9.4% Other (2) 8.8% $196 $208 $221 $232 $241 $254 $267 $282 $296 $311 $326 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Recession Period

 Beauty and Personal Care Categories 2015 Consumption ($bn) 2010 – 2015 CAGR (1) (%) 2015 – 2020 CAGR (1) (%) 5.1% 7.3% 5.3% 8.6% 5.5% 7.8% 5.2% 6.8% 4.3% 6.3% Source: Euromonitor. Note: Haircare includes hair color. Facial skincare includes face masks, facial cleansers, facial moisturizers, lip care, anti-agers, toners and acne treatments. (1) Data based on 2015 US$ fixed exchange rate. (2) Beauty industry size represents total retail sales by brand as defined by the following Euromonitor categories: Mass Skin Care, Mass Hair, Salon Hair, Mass Color Cosmetics (including Mass Nail), Mass Deodorant, Facial Skin Care and Fragrance. Sub-categories do not sum to total global beauty industry due to inclusion of Mass Skin Care. Global Beauty Industry (2) Color Cosmetics Facial Skincare 14 Acquisition Will Better Position the Company in the Largest and Fastest Growing Categories 2 Presence in Fragrance and Skincare is Key to Growing Within Beauty Fragrances $325.5 $45.8 $56.6 $84.8 Haircare $69.0

 15 Case Study: Integration of The Colomer Group, acquired by Revlon in October 2013  Prior to closing TCG, Revlon identified $25 million of estimated synergies and cost reductions − Final plan identified $35 million of synergies and cost reductions, which were fully realized by the end of 2015  Integration plan was initiated in January 2014, which involved consolidation of offices and back office support, executing supply chain efficiencies, reducing redundant headcount and forming a local/global management structure Realized Synergies and Cost Reductions were ~40% Greater than Initially Identified $25 $35 Identified Realized ($ in millions) 3 Integration and Execution Track Record: The Colomer Group  Revlon has a proven track record of successful integration and execution, as shown by the integration of The Colomer Group  The Elizabeth Arden integration will be executed by key members of the management team that led the integration of Colomer  Successful integration is driven by extensive diligence and a conservative, deliberate approach to acquisitions

Strong Cash Flow Generation

REVLON
LOVE IS ON™

Pro Forma Adjusted EBITDA (incl. Synergies) Less Capital Expenditures

($ in millions)



$517
($107)
$140
$410
$6
$371
LTM 3/31/16 PF Adj. EBITDA (incl. Synergies)
(LTM 3/31/16 Capex)(1)
LTM 3/31/16 PF Adj. EBITDA Less Capex(1) (incl. Synergies)
Revlon
EA
Synergies
Capex(1)

Optimal Free Cash Flow Profile

- Strong free cash flow generation enabling significant debt repayment ability
- Proven ability to grow Adjusted EBITDA and obtain operating leverage
- Minimal net working capital requirements due to efficient inventory management and buying scale
- Capital expenditures have consistently been below 3% of net sales (excluding purchase of permanent displays)
- Revlon's purchase of permanent displays have remained consistent over time

Note: Adjusted EBITDA is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the Appendix. EBITDA is defined differently under RCPC's existing credit agreement and under RCPC's existing indenture. See "Basis of Presentation" for more information. Pro forma is used as defined under Article 11 of Regulation S-X, plus additional synergies.

Source: Company filings.

(1) Includes $43mm of Revlon purchase of permanent displays.

16

 17 Source: Company filings. See “Basis of Presentation” for more information. (1) Based on FY 2013 PF Adj. EBITDA. 4 Demonstrated Ability To De-Lever Post-Acquisition Revlon’s Track Record of Deleveraging (Net Debt / Adj. EBITDA) 5.1x 5.0x 4.4x 4.2x 3.5x 5.0x 4.4x 4.1x 2008 2009 2010 2011 2012 2013 - Colomer Close 2014 2015 Net Leverage (excl. unrealized synergies) (1)

 Revlon Business Update

 19 Revlon Business Overview Consumer Professional Key Brands Product Overview LTM 3/31/16 Financial Data (1) Source: Company filings. (1) Excludes Other segment. Charts represent Net Sales. 74% 24%  Includes cosmetics, hair color and hair care, beauty tools, anti-perspirant deodorants, fragrances and skincare products  Sells products primarily through large volume retailers, chain drug and food stores, chemist shops, hypermarkets, general merchandise stores, the Internet/e-commerce, television shopping, department stores, one-stop shopping beauty retailers, specialty cosmetic stores and perfumeries  Products are available in approximately 130 countries globally  Includes hair color, hair care, hair treatment, nail polishes, nail enhancements, shampoos, conditioners and styling products  Sells products through professional hair and nail salons and professional salon distributors Cosmetics Hair Beauty Tools Anti-Pers. Deo. Fragrance Cosmetics Hair Men’s Grooming  LTM 3/31/16 Net Sales: $1,411mm − LTM 3/31/16 Segment Profit: $356mm  LTM 3/31/16 Net Sales: $472mm − LTM 3/31/16 Segment Profit: $100mm Skincare Total LTM 3/31/16 Net Sales of $1,915 Million

 20 Revlon Historical Financial Performance Source: Company filings. Note: Adjusted EBITDA and free cash flow are non-GAAP financial measures; see definitions and reconciliations to most directly comparable GAAP financial measures in the Appendix. EBITDA is defined differently under RCPC’s existing credit agreement and under RCPC’s existing indenture. See “Basis of Presentation” for more information. Net Sales Adjusted EBITDA Capital Expenditures and Purchase of Permanent Displays Free Cash Flow $1,348 $1,396 $1,495 $1,941 $1,914 2011 2012 2013 2014 2015 $269 $298 $284 $365 $375 2011 2012 2013 2014 2015 $14 $21 $29 $56 $48 $41 $43 $45 $45 $55 $47 $64 $73 $101 $96 2011 2012 2013 2014 2015 Capital Expenditures Purchase of Permanent Displays $74 $84 $112 $122 $113 2011 2012 2013 2014 2015 ($ in millions) Adjusted EBITDA as % of Net Sales 20.0% 21.3% 19.0% 18.8% 19.6% Total Capex and Purchase of Permanent Displays as % of Net Sales Capex 1.0% 1.5% 1.9% 2.9% 2.5% Displays 3.1% 3.1% 3.0% 2.3% 2.5%

Revlon Q1 2016 Financial Performance

REVLON
LOVE IS ON™

Net Sales

($ in millions)



$439
$454[(1)]
Q1'15
Q1'16

Commentary

- Consumer segment XFX net sales growth of 2.5% driven by higher net sales of **Revlon ColorSilk** hair color, **Cutex** nail products and **SinfulColors** color cosmetics, as well as higher net sales of **Mitchum** anti-perspirant deodorant products due to new product innovation
- Professional segment XFX net sales growth of 2.7% driven by higher net sales of **American Crew** men's grooming products and **Creme of Nature** multi-cultural hair products, partially offset by lower net sales of **CND** nail products

Adjusted EBITDA



$71
$68
Q1'15
Q1'16

	Q1'15	Q1'16
% of Net Sales	*16.2%*	*14.9%*

Commentary

- Gross profit was impacted by unfavorable product mix, foreign currency fluctuations and promotional allowances, slightly offset by favorable volume
- Adjusted EBITDA margin was affected by foreign currency transaction within cost of sales as well as upfront costs associated with innovations, offset slightly by a decrease in brand support expenses in the Consumer segment
  - Excluding impact of transactional FX, Q1'16 Adjusted EBITDA improved vs. Q1'15

Source: Company filings and management.
Note: Adjusted EBITDA is a non-GAAP financial measure; see definition and reconciliations to most directly comparable GAAP financial measures in the Appendix. EBITDA is defined differently under RCPC's credit agreement and under RCPC's existing indenture. See "Basis of Presentation" for more information.
(1) Represents XFX net sales.

21

 22 Revlon’s Strategy and Recent Developments Market Share Trends  Resumed market share growth in 2015 and 2016 behind the “Love Is On” campaign  Grew market shares in focus categories, including: − Eye make-up share increased to 4.1% for period ending May 21, 2016 vs. 2.5% year-ago (2) − Mascara share increased to 9.2% for period ending May 21, 2016 vs. 5.5% year-ago (2)  Revlon overall market share in color cosmetics increased from 10.0% in 2014 to 10.8% as of May 2016 (2) Product Innovation  Focused on creating fewer, bigger and better product innovations across Revlon’s brands that are relevant, unique and impactful − Additionally focused on organic growth opportunities within existing brand portfolio and among existing retailers, and pursuing opportunities to expand geographic presence  Revlon Color Cosmetics: new mascara line, new Ultra HD Matte Lipcolor line, ColorStay Foundation and Concealer 2-in-1, new men’s beauty tools line  Revlon Haircare: new line of Buttercream Vivid Colors  Mitchum: clinical gel and dry spray aerosol line Efficiency Program  Initiated restructuring activities in September 2015 to reduce general and administrative expenses within the Consumer and Professional segments (expected to be completed by 2017)  Revlon expects to achieve cost reductions of ~$9 million in 2016 and annualized cost reductions of ~$10 – 15 million thereafter International Expansion  High single digit Consumer segment net sales growth in international markets (Q1 2016 +7.5% vs. Q1 2015, on XFX basis)  Strong consumer segment net sales growth in all geographies, with especially strong performance with distributors and in Argentina and Japan (1) (1) For the period LTM 3/31/16 vs. LTM 3/31/15. (2) AC Nielsen. Excludes department stores and specialty retailers. Periods represent year-to-date.

 Elizabeth Arden Opportunity

  The combined Revlon and Elizabeth Arden company will be more competitive in beauty because it will have: − Greater scale − Expanded presence in all key Beauty categories − Diversified presence in channels and geographies Revlon’s acquisition of Elizabeth Arden will create a $3bn Global Beauty competitor 24  The global beauty industry i s large and has been growing consistently  The combination will be highly synergistic with expected cost reductions of ~$140mm Compelling Strategic Acquisition

 25 Elizabeth Arden Business Overview Key Brands Product Overview LTM 3/31/16 Sales Mix 40% Elizabeth Arden Non-Elizabeth Arden Fragrances  Broad array of products including perfume, cologne, eau de toilette, eau de parfum, body spray and gift sets  Also sells bath and body products to complement the fragrance lines, such as soaps, deodorants, body lotions, gels, creams and dusting powders  Sold worldwide, primarily to department stores, mass retailers, perfumeries, boutiques, distributors and travel retailers  Cosmetic products include lipsticks, mascaras, foundations, eye shadows and face powders; offered in a wide array of shades and colors  Skin care products include moisturizers, creams, lotions and cleansers through the iconic Elizabeth Arden brands; core products include Visible Difference, Ceramide, PREVAGE®, Eight Hour Cream and Elizabeth Arden PRO  Also includes Elizabeth Arden fragrance products  Sold internationally and in the U.S., primarily in prestige department and specialty stores, perfumeries and travel retailers Total LTM 3/31/16 Adjusted Net Sales of $963 Million LTM 3/31/16 Adjusted Net Sales: $385mm LTM 3/31/16 Adjusted Net Sales: $578mm (1) Source: Management and company filings. Note: Net sales figures reflect Elizabeth Arden’s Adjusted net sales. Adjusted net sales is a non-GAAP financial measure; see definition and reconciliations to most directly comparable GAAP financial measures in the Appendix. (1) Elizabeth Arden has announced the acquisition of the Christina Aguilera licensed fragrance, which is expected to close CY Q3 2016. 60%

 26 Elizabeth Arden Business Transformation Strategy To Date Fragrances EA Brand Cost Optimization Business Transformation Initiatives Completed  Rebalanced portfolio away from celebrity fragrances through cost optimization and rationalization by strategically exiting certain brands  Accelerated growth behind key pillar fragrances within portfolio – including Juicy Couture (incl. successful Viva la Juicy Rosé launch), John Varvatos, Elizabeth Taylor and Curve  Underwent rebranding and repositioning of Elizabeth Arden brand  Driving growth via successful implementation of improvement plans and focus on innovation and better execution capability  Continued impactful product innovation (incl. successful ALWAYS RED launch and SUPERSTART) and expansion of Prestige distribution  Optimized level of retail inventory in both mass and prestige channels  Reduced cost structure by simplifying and streamlining organization and also rationalized SKU complexity  Improved distribution in international markets by exiting unprofitable distributor relationships

 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Q1'12 Q1'13 Q1'14 Q1'15 Q1'16 Core Fragrance Brands Showing Increased Stability EA Fragrance Market Share in the U.S. Has Stabilized 27 Source: AC Nielsen. Excludes department stores and specialty retailers. (1) Curve launched “Curve Sport” in CY Q1’15 generating a short-term spike in market share. In comparison, market share in Q4’15 increased to 3.1% from 2.8% in Q4’14. U.S. Market Share for Select Products Curve (1) Elizabeth Taylor Juicy Couture Red Door Britney Spears

Elizabeth Arden Top Line Showing Improvement

REVLON LOVE IS ON™

Net Sales Growth by Reported Geographies & Segments

CYE	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16
North America	(10.9%)	(12.8%)	1.2%	(9.8%)	1.0%
International	0.6%	15.2%	5.4%	5.4%	7.5%
EA Brand	9.3%	7.0%	5.6%	1.0%	5.1%
Fragrances	(16.5%)	(6.5%)	1.1%	(7.6%)	2.7%
Total	**(6.0%)**	**(0.7%)**	**2.8%**	**(4.6%)**	**3.8%**

North America

- Increased advertising spend and improvements in execution and distribution
- Changes to leadership and organizational structure has brought greater expertise to the region
- Improved product development process resulting in better innovation and product launches

International

- Improved international go-to-market capability and distribution quality
  - New China distribution strategy especially in the e-commerce channel driving
  - Entered joint ventures in the Middle East and Southeast Asian countries
- Skin care products have performed well in international regions
- Greater China and Korea has also seen strong performance
- Restructuring of international leadership teams and re-launching products

Elizabeth Arden Brand

- Increased scale through launch of new product offerings including skincare technologies, such as *SUPERSTART Skin Renewal Booster*
- Stronger overall skincare sales internationally, particularly in Europe and Asia, including Greater China and Korea due to expansion
- Launch of enhanced social media campaign to drive global demand

Fragrances

- Strong momentum of key designer fragrances, Juicy Couture and John Varvatos, through new launches, innovation and international growth
- Focus on key pillar fragrances; young celebrity fragrances represent only 4-5% of Adjusted net sales
- Structuring license terms to efficiently manage life cycles of all fragrances and retain successful brands

Source: Elizabeth Arden public earnings releases and other public filings. Quarters correspond to calendar quarters.
Note: Growth rates represent Adjusted net sales growth over the same quarter prior year on a constant currency basis. Adjusted net sales is a non-GAAP financial measure; see definition and reconciliations to most directly comparable GAAP financial measures in the Appendix.

28

Brand Portfolio Strategy Producing Results

REVLON
LOVE IS ON™

Company Segment	% Revenue Growth (Constant Currency) FY 2014A	FY 2015A	YTD FY Q3 '16A
Elizabeth Arden Brand			
Total Elizabeth Arden Brand	**(9%)**	**(7%)**	**4%**
Fragrance			
Designer	*(13%)*	*(2%)*	*10%*
Heritage	*(19%)*	*(14%)*	*(1%)*
Distributed	*24%*	*(10%)*	*(8%)*
Total Fragrances (excl. Young Celebrity)	**(10%)**	**(10%)**	**0%** (1)
Total Elizabeth Arden (excl. Young Celebrity)	**(9%)**	**(9%)**	**2%** (1)
Young Celebrity	*(31%)*	*(52%)*	*(25%)*
Total Elizabeth Arden (incl. Young Celebrity)	**(12%)**	**(13%)**	**0%**

Commentary

- YTD Elizabeth Arden brand is up 4%, and up 5% in North America for the quarter in constant currency (7% increase in international)
- Stabilization of fragrance business - increased 1% in North America and 10% in international for the quarter on a constant currency basis
  - John Varvatos up 30% YTD Q3 driven by innovation roll out & strength in Asia
  - Juicy Couture increased 5% YTD Q3 with Viva Rosé launch
- Continued exit of under-performing young celebrity brands
- Growth in international – FY Q3 2016 Germany up 82%, UK up 33%, France up 27%, Korea up 87% and Middle East up 71%

Source: Company data.
Note: Based on June 30 fiscal year end. Net sales figures reflect Elizabeth Arden's Adjusted net sales. Adjusted net sales is a non-GAAP financial measure; see definition and reconciliations to most directly comparable GAAP financial measures in the Appendix.
(1) Estimated on a constant currency basis.

29

 Synergy and Cost Reduction Overview

Overview of Synergy and Cost Reduction Diligence Process

REVLON LOVE IS ON™

Management has extensively analyzed the synergy and cost reduction opportunity and the timetable for implementation

SG&A Synergies and Cost Reductions

- Diligence was led by Revlon's Chief Accounting Officer / Treasurer
  - Revlon developed a highly detailed and achievable analytical roadmap to achieve the synergies and cost reductions
  - Team of ~12 across multiple functions, including Finance, IT, HR and Legal, spent approximately 2 months analyzing Elizabeth Arden's SG&A costs
  - Identified headcount reduction opportunities within duplicative departments, functions and countries, while leveraging best-in-class talent from both organizations
    - Built a headcount reduction roadmap based on current census data also corroborated by rigorous analysis
    - For headcount and severance-related costs, Revlon management reviewed all key change of control and severance policy documents
  - Analyzed non-employee costs and eliminated redundant operating costs, or identified costs that could be reduced through leveraging scale
  - Analyzed lease agreements and assumed space reductions and consolidations globally

COGS Synergies and Cost Reductions

- Diligence was led by Revlon's Chief Supply Chain Officer
  - Team of ~12 supply chain and operations finance leaders spent approximately 2 months analyzing Elizabeth Arden's sourcing and procurement network and contracts
  - Worked collaboratively with Elizabeth Arden supply chain head to understand their process and cost structure
  - Analyzed the feasibility of in-sourcing Elizabeth Arden's production volume into Revlon's existing manufacturing platform and the timetable in which this could be done; this analysis gives confidence in Revlon's ability to in-source strategic portions of Elizabeth Arden's manufacturing, which would represent a majority of their volume
  - Also analyzed overlap within common direct spend categories, which yielded meaningful potential benefits arising from enhanced purchasing scale and a consolidated and simplified supplier network
  - Analyzed procurement pricing and identified capabilities to leverage purchasing scale within material spend, media spend and G&A costs

31

  Estimated savings from the majority of Elizabeth Arden volume being in-sourced into Revlon manufacturing network, in-sourcing and/or integration of EA Distribution network, procurement scale and improved indirect spend management 32 Synergy and Cost Reduction Overview Direct and Indirect SG&A 1 COGS 2 Total Synergies and Cost Reductions Amount Description ~60% of Total ~40% of Total ~$140 Million  Cost reductions from consolidating duplicative headcount and costs, integrating management structures and sharing best practices  Cost savings driven by sourcing savings in media  Leverage scale and procurement in direct and indirect spend  Approximately 35% of total synergies and costs reductions are headcount-related, leveraging best-in-class talent from both organizations  Actions related to $106 million of synergies and cost reductions will be implemented within 12 months of close

 33 Marketing Overheads Summary of Indirect SG&A Synergy and Cost Reduction Summary of COGS Synergy and Cost Reduction Sales Overheads  Footprint consolidation across various locations Rent Payroll  Elimination of duplicative professional Professional Services services  Includes IT, T&E, public company costs and other savings Other  Cost reductions from leveraging scale in media contracts  Includes: − Advertising (television, print, digital and production costs) − Collateral promotional material − Direct selling − Display / windows − Samples − Testers Synergy and Cost Reduction Detail Summary of Direct SG&A Synergy and Cost Reduction  Includes benefit of in-sourcing the majority of Elizabeth Arden volume and leveraging scale to negotiate better procurement terms − Excess production capacity of minimal volume required to achieve goal of insourcing production − Identified products include eau de toilette, body wash, body lotion, skin care, vials, color cosmetics, body mist and body spray Procurement and Manufacturing  Includes benefits of restructured and Distribution consolidated distribution network Overview of Structural Changes  Structural changes in: − Supply chain organization under unified leadership structure − Supply, demand planning, sales and operations planning processes − Portfolio tail rationalization and value analysis − Supply chain network flexibility and responsiveness to better manage demand volatility leading to improved service and inventory turns − Leverage more competitive Revlon formulations to improve product performance and/or enable fast in-sourcing at optimal performance  Includes rationalization of duplicative headcount, while maintaining talent from both organizations  Salesforce rationalization in overlapping channels or geographies, while maintaining talent from both organizations  Reduction of headcount in duplicative functions, while maintaining talent from both organizations

 One-Time Costs to Achieve Synergies Capex and One-time Costs to Achieve Expected Synergies and Cost Reductions Capital Expenditures to Achieve Synergies and Strengthen Combined Business 34 One-time IT costs to implement required systems and infrastructure One-time costs associated with consolidating footprint and relocating employees Rent and Other (IT) One-time costs to achieve headcount rationalization Severance Total Costs to Realize Synergies ~$60 Million over 4 years  SG&A capex consists of investments in technology implementation / hardware SG&A  Supply Chain capex consisting of investments in tooling, distribution and building expansion Supply Chain Total Capital Investments ~$70 Million over 3 years

 35 Conclusion 1 2 3 4 5 Large, Strong, Diversified Beauty Competitor Iconic Brand Portfolio and Expanded Scale Across Categories and Channels Integration and Execution Track Record: The Colomer Group Strong Cash Flow Generation and Demonstrated Ability to De-Lever Post-Acquisition Strong Management Team with Relevant Experience Strong Momentum in Revlon Business, Continued Stability in Core Elizabeth Arden Brands and Highly Achievable Synergies and Cost Reductions to Support Deleveraging

 Appendix

 Revlon is a public holding company with no business operations of its own. Revlon’s only material asset is all of the outstanding capital stock of RCPC, through which Revlon conducts all of its business operations. Revlon's net income/(loss) has historically consisted of the net income/(loss) of RCPC and includes certain expenses related to being a public holding company. This presentation reflects Revlon’s and Elizabeth Arden’s financial results unless otherwise noted. The financial data contained herein are both audited and unaudited and have been prepared from Revlon’s and Elizabeth Arden’s internal and external reporting information, which is prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted. This presentation includes references to Revlon’s and Elizabeth Arden’s Adjusted EBITDA and free cash flow. Revlon’s Adjusted EBITDA and free cash flow are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables in this Appendix. Revlon’s Adjusted EBITDA is defined as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). To reflect the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to Revlon Consumer Products Corporation together with Revlon’s (the “Company”) underlying operating performance (the “Non-Operating Items”), the Company presents Revlon’s Adjusted EBITDA to exclude these Non-Operating Items and to exclude the impact of certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”). The tables presented in the Appendix identify the Non-Operating and Unusual Items excluded in the presentation of Revlon’s and Elizabeth Arden’s Adjusted EBITDA for all periods. Revlon’s free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant. The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating Revlon’s Adjusted EBITDA because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's underlying operating performance. The Company's management utilizes Adjusted EBITDA and free cash flow as operating performance measures (in conjunction with other GAAP and non-GAAP measures) as an integral part of its reporting and planning processes and to, among other things -- (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. The Company's management believes that Revlon’s Adjusted EBITDA and free cash flow are useful to third parties to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Revlon’s Adjusted EBITDA provides useful information to third parties about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that providing these non-GAAP measures enhances the comparability for investors in assessing the Company’s financial reporting. The Company’s management believes that Revlon’s free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions. Accordingly, the Company believes that the presentation of Revlon’s Adjusted EBITDA and free cash flow, when used in conjunction with GAAP financial measures, are useful financial analysis measures, that are used by the Company's management, as described above, and therefore can assist third parties in assessing the Company's financial condition, operating performance and underlying strength. Revlon’s Adjusted EBITDA and free cash flow should not be considered in isolation or as a substitute for their respective most directly comparable as reported measures prepared in accordance with GAAP, such as net income/loss or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Revlon’s Adjusted EBITDA, excluding certain non-recurring items, for RCPC’s credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. These non-GAAP financial measures, as well as the other information in this presentation, should be read in conjunction with the Company's and Elizabeth Arden’s financial statements and related footnotes contained in documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Basis of Presentation 37

 Net Debt is defined as total amounts outstanding under third party long-term debt arrangements, less cash and cash equivalents. Elizabeth Arden’s (sometimes referred to as “EA” or “Arden”) Adjusted EBITDA is defined as net income attributable to Elizabeth Arden common shareholders, plus the provision for income taxes (or net loss attributable to Elizabeth Arden common shareholders, less the benefit from income taxes, or plus the provision for income taxes), plus interest expense, plus depreciation and amortization, plus net income (or net loss) attributable to non-controlling interest, plus accretion and dividends on EA’s preferred stock. EA’s Adjusted EBITDA should not be considered as an alternative to: (i) income (loss) from operations or net income (loss) attributable to Elizabeth Arden common shareholders (as determined in accordance with GAAP) as a measure of EA’s operating performance; or (ii) net cash provided by (used in) operating activities (as determined in accordance with GAAP) as a measure of EA’s ability to meet its cash needs. EA believes that its Adjusted EBITDA is a measure commonly reported and widely used by interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization, preferred stock accretion or dividends or non-operating factors (such as historical cost). Accordingly, as a result of EA’s capital structure, EA believes that EA’s Adjusted EBITDA is a relevant measure. This information has been disclosed in this presentation to permit a more complete comparative analysis of EA’s operating performance and of EA’s debt servicing ability. EA’s Adjusted EBITDA may not, however, be comparable in all instances to other similar types of measures. EA’s Adjusted EBITDA excludes EA’s 2014 Performance Improvement Plan, its 2016 Business Transformation Program and other non-recurring costs. EA’s Adjusted EBITDA, excluding these items, is being provided for comparability purposes because EA believes that it is meaningful to interested parties to understand EA’s Adjusted EBITDA performance on a consistent basis without regard to the effect of charges related to EA’s 2014 Performance Improvement Plan, its 2016 Business Transformation Program and other non-recurring costs. Elizabeth Arden presents Adjusted net sales in its quarterly earnings releases, which are available on www.sec.gov. Adjusted net sales is a non-GAAP financial measure and should be read in conjunction with Elizabeth Arden’s financial statements and related footnotes filed with the SEC. Adjusted net sales are adjusted for returns and markdowns under Elizabeth Arden’s 2014 Performance Improvement Plan. EA’s Adjusted Net Sales and Adjusted EBITDA should be read in conjunction with EA’s financial statements and related footnotes contained in the documents that EA files with the SEC. Where items are referred to in this presentation as “pro forma” or “on a pro forma basis,” such items give effect to the Transaction on a pro forma basis, including both (i) adjustments that are permitted to be made in connection with an acquisition of a business under Article 11 of Regulation S-X and (ii) additional adjustments, such as net cost reductions and synergies that the Company believes in good faith can be achieved but that are not permitted to be made in connection with an acquisition of a business under Article 11 of Regulation S-X. Furthermore, the Company’s ability to achieve net cost reductions and synergies as described in this presentation is subject to a number of factors, many of which are not in the Company’s control. See “Non-Reliance”. Throughout this presentation, “A” indicates amounts actually achieved for completed reporting periods; “PF” indicates amounts that are pro forma for the Transaction; “LTM” indicates amounts represented on a last twelve months basis; “CAGR” refers to the compound annual growth rate; “B” indicates amounts derived from the Company’s internal management budget for 2016; “E” indicates amounts estimated by the Company’s management; and “F” and “P” indicate amounts derived from the Company’s internal management forecasts and projections, respectively. “B,” “E,” “F,” and “P” are forward looking. Note: Rounding may cause immaterial differences. Basis of Presentation (cont’d) 38

Revlon, Inc. – Income Statement

REVLON
LOVE IS ON™

($ in millions)	Year Ended December 31,					LTM	Q1	Q1
	2011	2012	2013	2014	2015	March 2016	March 2016	March 2015
Net sales	$1,347.5	$1,396.4	$1,494.7	$1,941.0	$1,914.3	$1,915.4	$439.6	$438.5
% Y-o-Y growth		*3.6%*	*7.0%*	*29.9%*	*(1.4%)*		*0.3%*	
Cost of sales	481.2	493.8	545.1	668.3	667.8	679.4	153.9	142.3
Gross profit	$866.3	$902.6	$949.6	$1,272.7	$1,246.5	$1,236.0	$285.7	$296.2
% margin	*64.3%*	*64.6%*	*63.5%*	*65.6%*	*65.1%*	*64.5%*	*65.0%*	*67.5%*
Selling, general and administrative expenses	660.2	682.6	731.7	1,009.5	1,002.5	1,001.3	248.1	249.3
Acquisition and integration costs	--	--	25.4	6.4	8.0	7.3	0.5	1.2
Restructuring charges and other, net	--	20.5	3.5	21.3	10.5	11.3	1.3	0.5
Goodwill impairment charge	--	--	--	--	9.7	9.7	--	--
Total operating expenses:	660.2	703.1	760.6	1,037.2	1,030.7	1,029.6	249.9	251.0
Operating income	$206.1	$199.5	$189.0	$235.5	$215.8	$206.4	$35.8	$45.2
Interest expense	84.9	79.1	73.8	84.4	83.3	84.3	21.0	20.0
Interest expense - preferred stock dividends	6.4	6.5	5.0	--	--	--	--	--
Amortization of debt issuance costs	5.3	5.3	5.2	5.5	5.7	5.8	1.5	1.4
Loss on early extinguishment of debt	11.2	--	29.7	2.0	--	--	--	--
Foreign currency (gains) losses, net	4.7	2.8	3.7	25.0	15.7	(3.6)	(3.4)	15.9
Miscellaneous, net	1.6	0.9	1.0	1.2	0.4	0.7	0.3	--
Other expenses, net:	114.1	94.6	118.4	118.1	105.1	87.2	19.4	37.3
Income from continuing operations before income taxes	$92.0	$104.9	$70.6	$117.4	$110.7	$119.2	$16.4	$7.9
Provision for income taxes	36.8	43.7	46.0	77.8	51.4	48.5	5.8	8.7
Income from continuing operations, net of taxes	55.2	61.2	24.6	39.6	59.3	70.7	10.6	(0.8)
(Loss) income from discontinued operations, net of taxes	(1.8)	(10.1)	(30.4)	1.3	(3.2)	(2.7)	0.4	(0.1)
Net income (loss)	**$53.4**	**$51.1**	**($5.8)**	**$40.9**	**$56.1**	**$68.0**	**$11.0**	**($0.9)**

Source: SEC filings.
See "Basis of Presentation" for more information.

39

Revlon, Inc. – Cash Flow Statement

REVLON
LOVE IS ON™

($ in millions)	Full Year					LTM	Q1	Q1
	2011	2012	2013	2014	2015	March 2016	March 2016	March 2015
Cash Flows From Operating Activities:								
Net income (loss)	$53.4	$51.1	($5.8)	$40.9	$56.1	$68.0	$11.0	($0.9)
Adjustments to reconcile net income (loss):								
Depreciation and amortization	60.6	64.9	76.7	102.6	103.2	103.5	25.9	25.6
Foreign currency losses from Venezuela re-measurement	--	--	5.9	25.5	19.5	(1.2)	(4.2)	16.5
Amortization of debt discount	2.5	2.1	1.5	1.4	1.4	1.5	0.4	0.3
Stock-based compensation amortization	1.9	0.3	0.2	5.5	5.1	5.7	2.2	1.6
Goodwill impairment charge	--	--	--	--	9.7	9.7	--	--
Provision for deferred income taxes	13.4	28.4	30.8	64.3	28.3	24.3	1.7	5.7
Loss on early extinguishment of debt	11.2	--	29.7	2.0	--	--	--	--
Amortization of debt issuance costs	5.3	5.3	5.2	5.5	5.7	5.8	1.5	1.4
Insurance proceeds for property, plant and equipment	--	--	(13.1)	--	--	--	--	--
Gain (loss) on sale of certain assets	--	0.4	(2.9)	(2.1)	(6.4)	(3.2)	0.2	(3.0)
Pension and other post-retirement cost (income)	5.2	4.0	(0.2)	(5.3)	19.0	19.3	(0.3)	(0.6)
Change in assets and liabilities:								
(Increase) decrease in trade receivables	(18.3)	(4.7)	40.1	(5.5)	(18.5)	(40.7)	(23.1)	(0.9)
(Increase) decrease in inventories	3.6	(4.4)	10.2	9.2	(30.6)	(31.1)	(23.9)	(23.4)
(Increase) decrease in prepaid expenses and other current assets	0.2	(2.9)	7.5	15.2	(20.5)	(17.0)	(14.6)	(18.1)
(Decrease) increase in accounts payable	5.0	4.5	19.0	0.2	34.9	3.0	(13.6)	18.3
Increase (decrease) in accrued expenses and other current liabilities	20.1	47.3	(16.7)	(22.2)	7.3	(17.9)	(52.6)	(27.4)
Pension and other post-retirement plan contributions	(31.5)	(29.8)	(18.5)	(19.0)	(18.1)	(17.5)	(1.9)	(2.5)
Purchases of permanent displays	(41.3)	(43.2)	(44.5)	(45.3)	(47.4)	(43.2)	(10.5)	(14.7)
Other, net	(3.3)	(19.2)	(1.8)	1.1	6.6	9.5	(0.6)	(3.5)
Net cash provided by operating activities	**$88.0**	**$104.1**	**$123.3**	**$174.0**	**$155.3**	**$78.5**	**($102.4)**	**($25.6)**
Cash Flows From Investing Activities:								
Capital expenditures	($13.9)	($20.9)	($28.6)	($55.5)	($48.3)	($50.4)	($7.4)	($5.3)
Business acquisitions, net of cash acquired	(39.0)	(66.2)	(627.6)	--	(41.7)	(37.5)	--	(4.2)
Insurance proceeds for property, plant and equipment	--	--	13.1	--	--	--	--	--
Proceeds from the sale of certain assets	0.3	0.8	3.7	3.4	6.2	5.0	0.4	1.6
Net cash used in investing activities	**($52.6)**	**($86.3)**	**($639.4)**	**($52.1)**	**($83.8)**	**($82.9)**	**($7.0)**	**($7.9)**
Cash Flows From Financing Activities:								
Net increase (decrease) in short-term borrowings and overdraft	$0.2	$6.3	($6.3)	($4.7)	$23.0	$10.7	($10.6)	$1.7
Repayment under the Amended and Restated Senior Subordinated Term	--	--	--	(58.4)	--	--	--	--
Repayments under the Acquisition Term Loan	--	--	--	(7.0)	(19.3)	(18.5)	(13.4)	(14.2)
Prepayments under the 2011 Term Loan	--	--	--	--	(12.1)	(11.5)	(11.5)	(12.1)
Repayments under the 2010 Term Loan	(794.0)	--	--	--	--	--	--	--
Borrowings under the 2011 Term Loan	796.0	--	--	--	--	--	--	--
Borrowings under the Acquisition Term Loan	--	--	698.3	--	--	--	--	--
Proceeds from the issuance of the 5.75% Senior Notes	--	--	500.0	--	--	--	--	--
Repayment of the 9.75% Senior Secured Notes	--	--	(330.0)	--	--	--	--	--
Repayments under the 2011 Term Loan	(4.0)	(8.0)	(113.0)	--	--	--	--	--
Redemption of Preferred Stock	--	--	(48.6)	--	--	--	--	--
Payment of financing costs	(4.3)	(0.4)	(48.8)	(1.8)	--	--	--	--
Other financing activities	(1.4)	(1.3)	(2.6)	(3.2)	(3.7)	(3.4)	(0.9)	(1.2)
Net cash (used in) provided by financing activities	**($7.5)**	**($3.4)**	**$649.0**	**($75.1)**	**($12.1)**	**($22.7)**	**($36.4)**	**($25.8)**
Effect of exchange rate changes on cash and cash equivalents	(2.9)	0.2	(5.1)	(15.6)	(7.8)	1.1	1.1	(7.8)
Net increase in cash and cash equivalents	$25.0	$14.6	$127.8	$31.2	$51.6	($26.0)	($144.7)	($67.1)
Cash and cash equivalents at beginning of period	$76.7	$101.7	$116.3	$244.1	$275.3	$326.9	$326.9	$275.3
Cash and cash equivalents at end of period	**$101.7**	**$116.3**	**$244.1**	**$275.3**	**$326.9**	**$300.9**	**$182.2**	**$208.2**

Source: SEC filings.
See "Basis of Presentation" for more information.

40

EA – Income Statement

REVLON
LOVE IS ON™

($ in millions)	Year Ended June 30, 2011	2012	2013	2014	2015	LTM March 2016	YTD Q3 March 2016	YTD Q3 March 2015
Net sales	$1,175.5	$1,238.3	$1,344.5	$1,164.3	$971.1	$949.5	$774.1	$795.6
% Y-o-Y growth		*5.3%*	*8.6%*	*(13.4%)*	*(16.6%)*		*(2.7%)*	
Cost of goods sold:								
Cost of sales	614.1	624.0	709.3	686.9	614.7	586.5	431.9	460.1
Depreciation related to cost of goods sold	5.1	5.3	6.4	7.7	7.7	6.3	4.5	5.9
Total costs of goods sold	619.2	629.2	715.7	694.6	622.4	592.8	436.4	466.1
Gross profit	$556.3	$609.0	$628.8	$469.7	$348.7	$356.7	$337.7	$329.6
% margin	*47.3%*	*49.2%*	*46.8%*	*40.3%*	*35.9%*	*37.6%*	*43.6%*	*41.4%*
Selling, general and administrative	454.0	485.0	517.3	489.8	497.0	442.1	336.6	391.5
Depreciation and amortization	24.7	28.8	39.6	44.4	40.8	37.3	27.6	31.1
Total operating expenses	478.7	513.8	556.8	534.2	537.8	479.4	364.2	422.6
(Loss) income from operations	$77.6	$95.3	$72.0	($64.5)	($189.1)	($122.7)	($26.5)	($93.0)
Interest expense, net	21.5	21.8	24.3	25.8	29.6	29.5	22.4	22.5
Debt extinguishment charges	6.5	--	--	--	0.2	--	--	0.2
Other expense, net	27.9	21.8	24.3	25.8	29.9	29.5	22.4	22.8
(Loss) income before income taxes	$49.6	$73.5	$47.7	($90.4)	($219.0)	($152.1)	($48.9)	($115.8)
Provision for income taxes	8.6	16.1	6.9	56.8	6.3	6.2	1.4	1.6
Net (loss) income	**$41.0**	**$57.4**	**$40.7**	**($147.2)**	**($225.3)**	**($158.3)**	**($50.3)**	**($117.3)**

Source: SEC filings.
See "Basis of Presentation" for more information.

41

EA – Cash Flow Statement

REVLON
LOVE IS ON™

($ in millions)	Year Ended June 30,					LTM	YTD Q3	YTD Q3	Q2 (CY Q4)	Q2 (CY Q4)	Q2 (CY Q4)
	2011	2012	2013	2014	2015	March 2016	March 2016	March 2015	Dec 2015	Dec 2014	Dec 2013
Cash Flows From Operating Activities:											
Net (loss) income	$41.0	$57.4	$40.7	($147.2)	($225.3)	($158.3)	($50.3)	($117.3)	($6.3)	($56.9)	$34.7
Adjustments to reconcile net (loss) income:											
Depreciation and amortization	29.8	34.1	46.0	52.1	48.5	43.6	32.1	37.0	10.7	12.8	13.1
Asset impairments	--	--	--	6.5	43.0	0.0	--	42.9	--	42.9	--
Amortization of senior note offering and credit facility costs	1.3	1.2	1.4	1.5	1.6	1.6	1.2	1.2	0.4	0.4	0.3
Amortization of senior note premium	--	--	--	(0.3)	(0.8)	(0.8)	(0.6)	(0.6)	(0.2)	(0.2)	--
Amortization of share-based awards	4.9	5.1	5.6	5.8	5.2	5.3	4.1	4.0	1.0	1.4	1.6
Debt extinguishment charges	6.5	--	--	--	0.2	--	--	0.2	--	0.2	--
Deferred income taxes	2.1	8.8	(1.1)	54.1	5.0	5.5	0.5	(0.1)	0.2	1.4	8.2
Change in assets and liabilities, net of acquisitions:											
Decrease (increase) in accounts receivable	8.3	(25.2)	(25.1)	53.1	48.3	7.9	(19.8)	20.6	49.0	54.8	61.2
Decrease (increase) in inventories	27.6	(23.8)	(21.6)	(24.7)	92.7	39.9	12.1	64.9	43.1	70.3	55.5
Decrease (increase) in prepaid expenses and other assets	13.6	(5.4)	7.1	(10.9)	17.2	0.7	(0.1)	16.3	2.2	(0.6)	(5.3)
Increase (decrease) in accounts payable	(52.6)	17.9	39.4	(33.4)	13.6	17.5	(19.8)	(23.7)	(12.1)	(1.2)	(13.2)
Increase (decrease) in other payables and accrued expenses	14.1	(11.1)	(29.6)	4.4	6.1	10.8	(1.6)	(6.2)	17.1	19.6	(10.4)
Other	1.1	(0.4)	(0.6)	1.1	(1.2)	(2.3)	0.2	1.2	0.8	0.1	0.2
Net cash provided by (used) in operating activities	**$97.7**	**$58.5**	**$62.1**	**($38.0)**	**$54.0**	**($28.6)**	**($42.0)**	**$40.6**	**$105.9**	**$145.0**	**$145.9**
Cash Flows From Investing Activities:											
Additions to property and equipment	($25.6)	($24.1)	($40.5)	($46.6)	($23.9)	($13.5)	($8.7)	($19.1)	($3.3)	($7.3)	($11.9)
Acquisition of businesses, intangibles and other assets	(13.9)	(129.1)	(8.1)	(5.1)	(6.3)	(10.5)	(10.5)	(6.3)	--	(2.3)	--
Cash received from consolidation of variable interest entity	--	--	--	0.6	0.1	0.1	0.1	0.1	0.0	--	--
Net cash used in investing activities	**($39.5)**	**($153.2)**	**($48.6)**	**($51.1)**	**($30.1)**	**($23.9)**	**($19.2)**	**($25.3)**	**($3.3)**	**($9.6)**	**($11.9)**
Cash Flows From Financing Activities:											
Payments on short-term debt	($59.0)	$89.2	($1.2)	($9.8)	($72.1)	$3.5	$59.2	($16.4)	($83.9)	($87.8)	($136.3)
Proceeds from long-term debt	244.0	--	--	106.8	--	--	--	--	--	--	--
Proceeds from the issuance of preferred stock and warrants, net of issuai	--	--	--	--	44.0	--	--	44.0	--	(0.7)	--
Repurchase of senior subordinated notes	(223.3)	--	--	--	--	--	--	--	--	--	--
Repurchase of common stock	(13.8)	--	(12.9)	(5.4)	--	--	--	--	--	--	(0.3)
Proceeds from the exercise of stock options	20.4	5.6	7.6	2.1	--	--	--	--	--	--	1.4
Proceeds from the issuance of common stock under the employee stock	1.8	2.0	2.3	2.1	--	--	--	--	--	--	1.1
Preferred stock dividend	--	--	--	--	(0.8)	(1.3)	(1.0)	(0.5)	(0.3)	(0.1)	--
Payments of contingent consideration related to acquisition	--	--	(5.0)	(4.9)	--	--	--	--	--	--	--
Payments to noncontrolling interests	--	--	--	(5.0)	--	--	--	--	--	--	--
Financing fees paid	(2.3)	--	--	(2.2)	(2.0)	(0.9)	(0.9)	(2.0)	(0.4)	(1.9)	--
Payments under capital lease obligations	--	--	(0.0)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.0)	(0.0)	(0.0)
Excess tax benefit from share-based awards	3.7	--	--	--	--	--	--	--	--	--	(0.9)
Net cash (used in) provided by financing activities	**($28.5)**	**$96.8**	**($9.2)**	**$83.6**	**($31.0)**	**$1.3**	**$57.3**	**$25.0**	**($84.6)**	**($90.7)**	**($134.9)**
Effect of exchange rate changes on cash and cash equivalents	2.2	(1.8)	(1.7)	0.1	(3.2)	0.6	(1.0)	(4.8)	(0.7)	(1.4)	(0.3)
Net (decrease) increase in cash and cash equivalents	$32.0	$0.2	$2.6	($5.4)	($10.2)	($50.7)	($5.0)	$35.5	$17.2	$43.3	($1.3)
Cash and cash equivalents at beginning of period	26.9	58.9	59.1	61.7	56.3	91.8	46.1	56.3	46.1	56.3	61.7
Cash and cash equivalents at end of period	**$58.9**	**$59.1**	**$61.7**	**$56.3**	**$46.1**	**$41.1**	**$41.1**	**$91.8**	**$63.3**	**$99.6**	**$60.4**

Source: SEC filings.
See "Basis of Presentation" for more information.

42

Revlon, Inc. – Adjusted EBITDA Reconciliation

REVLON
LOVE IS ON™

($ in millions)	Full Year					LTM	Q1	Q1
	2011	2012	2013	2014	2015	March 2016	March 2016	March 2015
Reconciliation to Net Income:								
Net Income	$ 53	$ 51	$ (6)	$ 41	$ 56	$ 68	$ 11	$ (1)
Interest Expense	91	86	79	84	83	84	21	20
Loss (income) from Discontinued Operations	2	10	30	(1)	3	3	(0)	0
Amortization of Debt Issuance Costs	5	5	5	5	6	6	2	1
Foreign Currency Losses (Gains), Net	5	3	4	25	16	(4)	(3)	16
Loss on Early Extinguishment of Debt	11	-	30	2	-	-	-	-
Miscellaneous, Net	2	1	1	1	0	0	0	0
Provision for Income Taxes	37	44	46	78	51	49	6	9
Depreciation and Amortization	61	65	77	103	103	103	26	26
EBITDA - Revlon, Inc.	**$ 267**	**$ 265**	**$ 266**	**$ 338**	**$ 319**	**$ 310**	**$ 62**	**$ 71**
Add back certain non-operating items:								
Non-cash stock compensation expense	2	0	0	6	5	6	2	2
Restructuring and related charges	-	24	5	23	12	12	1	1
Acquisition and integration costs	-	-	25	6	8	7	1	1
Inventory purchase accounting adjustments	-	-	9	3	1	2	1	-
Pension lump sum settlement accounting	-	-	-	-	21	21	-	-
Non-cash impairment charge	-	-	-	-	10	10	-	-
Deferred consideration for CBB Acquisition	-	-	-	-	3	3	-	-
Insurance gain related to the 2011 fire in Venezuela	-	-	(26)	-	-	-	-	-
Accrual for Venezuela fire clean-up	-	-	8	-	-	-	-	-
Shareholder litigation recoveries (charges)	-	9	(2)	-	-	-	-	-
Add back certain unusual items:								
Venezuela Adjusted EBITDA	-	-	-	(7)	-	-	-	-
Inventory obsolescence reserve	-	-	-	(3)	-	-	-	-
Gain on sale of certain non-core professional brands	-	-	-	-	(3)	-	-	(3)
Executive management changes	-	-	-	-	-	1	1	-
Adjusted EBITDA, excluding certain non-operating and unusual items	**$ 269**	**$ 298**	**$ 284**	**$ 365**	**$ 375**	**$ 371**	**$ 68**	**$ 71**

Source: SEC filings and Company data.
See "Basis of Presentation" for more information.

43

EA – Adjusted Net Sales and Adjusted EBITDA Reconciliation

REVLON
LOVE IS ON™

($ in millions)	Fiscal Year Ended June 30, 2011	2012	2013	2014	June 2015	LTM March 2016	YTD March 2016	YTD March 2015	Q3 March 2016	Q3 March 2015
Net Sales - EA	$ 1,176	$ 1,238	$ 1,345	$ 1,164	$ 971	$ 950	$ 774	$ 796	$ 192	$ 192
Adjustments [(1)]	-	-	-	9	28	13	-	15	-	(0)
Adjusted Net Sales	**$ 1,176**	**$ 1,238**	**$ 1,345**	**$ 1,174**	**$ 999**	**$ 963**	**$ 774**	**$ 811**	**$ 192**	**$ 191**
Reconciliation to Net Income:										
Net (Loss) Income	$ 41	$ 57	$ 41	$ (146)	$ (246)	$ (159)	$ (51)	$ (138)	$ (28)	$ (35)
Provision for Income Taxes	9	16	7	57	6	6	1	2	1	1
Interest Expense, net	21	22	24	26	30	29	22	23	7	7
Depreciation and Amortization	30	34	46	52	48	44	32	37	10	12
Net Income (Loss) Attributable to Noncontrolling Interest	-	-	-	(1)	(1)	(2)	(2)	(1)	0	(0)
Accretion and dividends on preferred stock	-	-	-	-	22	3	2	22	1	1
EBITDA - EA	**$ 101**	**$ 129**	**$ 118**	**$ (12)**	**$ (141)**	**$ (79)**	**$ 6**	**$ (56)**	**$ (10)**	**$ (16)**
Add back certain non-recurring items:										
Non-recurring and other costs [(2)]	7	7	39	60	141	85	17	73	2	0
Adjusted EBITDA, excluding certain non-recurring items	**$ 108**	**$ 136**	**$ 157**	**$ 47**	**$ 0**	**$ 6**	**$ 23**	**$ 17**	**$ (7)**	**$ (16)**

Source: SEC filings.
See "Basis of Presentation" for more information.
(1) Adjustments include returns and markdowns under EA's 2014 Performance Improvement Plan.
(2) Non-recurring and other costs includes EA's 2014 Performance Improvement Plan, its 2016 Business Transformation Program and other non-recurring costs.

44

 Revlon, Inc. – Free Cash Flow Reconciliation 45 Source: SEC filings and Company data. Full Year LTM Q1 Q1 ($ in millions) 2011 2012 2013 2014 2015 March 2016 March 2016 March 2015 Reconciliation to Net Cash Provided by Operating Activities: Cash Provided by (Used in) Operating Activities $ 88 $ 104 $ 123 $ 174 $ 155 $ 79 $ (102) $ (26) (14) (21) (29) (56) (48) (50) (7) (5) 0 1 4 3 6 5 0 2 - - 13 - - - - - Free Cash Flow $ 74 $ 84 $ 112 $ 122 $ 113 $ 33 $ (109) $ (29) Less Capital Expenditures Plus Proceeds from the Sale of Certain Assets Plus Insurance Proceeds for Property, Plant and Equipment See “Basis of Presentation” for more information.

RCPC – Revlon, Inc. EBITDA Reconciliation

REVLON
LOVE IS ON™

($ in millions)	Full Year 2011	Full Year 2012	Full Year 2013	Full Year 2014	Full Year 2015	LTM March 2016	Q1 March 2016	Q1 March 2015
EBITDA, RCPC	$ 274	$ 284	$ 274	$ 353	$ 333	$ 324	$ 66	$ 75
Revlon, Inc. General and Administrative Expenses	(7)	(11)	(10)	(15)	(14)	(14)	(4)	(4)
Shareholder litigation recoveries (charges)	-	(9)	2	-	-	-	-	-
EBITDA - Revlon, Inc.	**$ 267**	**$ 265**	**$ 266**	**$ 338**	**$ 319**	**$ 310**	**$ 62**	**$ 71**
Add back certain non-operating items:								
Non-cash stock compensation expense	2	0	0	6	5	6	2	2
Restructuring and related charges	-	24	5	23	12	12	1	1
Acquisition and integration costs	-	-	25	6	8	7	1	1
Inventory purchase accounting adjustments	-	-	9	3	1	2	1	-
Pension lump sum settlement accounting	-	-	-	-	21	21	-	-
Non-cash impairment charge	-	-	-	-	10	10	-	-
Deferred consideration for CBB Acquisition	-	-	-	-	3	3	-	-
Insurance gain related to the 2011 fire in Venezuela	-	-	(26)	-	-	-	-	-
Accrual for Venezuela fire clean-up	-	-	8	-	-	-	-	-
Shareholder litigation recoveries (charges)	-	9	(2)	-	-	-	-	-
Add back certain unusual items:								
Venezuela Adjusted EBITDA	-	-	-	(7)	-	-	-	-
Inventory obsolescence reserve	-	-	-	(3)	-	-	-	-
Gain on sale of certain non-core professional brands	-	-	-	-	(3)	-	-	(3)
Executive management changes	-	-	-	-	-	1	1	-
Adjusted EBITDA, excluding certain non-operating and unusual items	**$ 269**	**$ 298**	**$ 284**	**$ 365**	**$ 375**	**$ 371**	**$ 68**	**$ 71**

Source: SEC filings and Company data.
See "Basis of Presentation" for more information.

46